EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated September 9, 2008, with respect to the statements of condition including the related portfolio schedules of Enhanced Sector Strategy, Energy Portfolio 2008-4, Enhanced Sector Strategy, Financials Portfolio 2008-4, Enhanced Sector Strategy, Health Care Portfolio 2008-4, Enhanced Sector Strategy, Sector Rotation Portfolio 2008-4, Enhanced Sector Strategy, Technology Portfolio 2008-4, and The Dow Jones Total Market Portfolio, Enhanced Index Strategy 2008-4 (included in Van Kampen Unit Trusts, Series 793) as of September 9, 2008, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-152466) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP


New York, New York
September 9, 2008